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Exhibit 10.6

VALUE ADDED RESELLER AGREEMENT

        This non-exclusive Value Added Reseller Agreement (together with all exhibits and attachments the "Agreement") is entered into as of January 29, 2004, ("Effective Date") by and between Micro Focus (US), Inc. and its Affiliates ("Micro Focus"), a Delaware corporation doing business at 9420 Key West Avenue, Rockville, MD 20850, and Lawson Software, Inc. and its Affiliates (the "VAR"), doing business at 380 St Peter Street, Saint Paul, MN 55102-1302. Under this Agreement, Micro Focus authorizes VAR to sell certain Micro Focus products, which VAR will market and distribute to End-Users in the Territory as a value added component to VAR own products.

        NOW THEREFORE, VAR and Micro Focus hereby agree as follows:

1.    Definitions.

        1.1.    Affiliates:    U.S. based business entities majority owned by a party.

        1.2.    ASP:    VAR's Application Service Provider, which may include VAR, that sublicenses the VAR Product from VAR on a limited term basis, for the purposes of providing outsourcing services to ASP Customers.

        1.3.    ASP Customer:    Customers of ASP who receive outsourcing services from ASP solely for their internal data processing.

        1.4.    ASP Environment:    One of two types of ASP environments: (1) ASP One-to-One Environment or (2) ASP One-to-Many Environment.

        1.5.    Multiple Customers:    The customers for whom the ASP provides outsourcing services related to the Software utilizing a number of Software licenses less than the number of ASP Customers—the ASP One-to-Many Environment.

        1.6.    Specific Customer:    A single customer for whom the ASP has licensed the Software for the express purpose of providing outsourcing services related to the Software to such specific customer in a One-to-One Environment.

        1.7.    End-User:    A third party, including its affiliates who are controlled by, under common control with or control such third party, licensing the VAR Solution, including the VAR Product, for internal use only and not for remarketing, resale, or re-distribution, nor for rent or otherwise make the Software available through an application service provider, or using other similar network hosting methods. End-Users do not include VAR.

        1.8.    Micro Focus EULA:    A software license agreement between Micro Focus and End-User granting the End-User a limited use license in the Software, a sample of which is attached to this Agreement.

        1.9.    Intellectual Property Rights:    Patent rights (including but not limited to rights in patent applications or disclosures and rights of priority), copyright rights (including but not limited to rights in audiovisual works and moral rights), trademark rights, trade secret rights, and any other intellectual property rights recognized by the law of each applicable jurisdiction.

        1.10.    Marks:    Logos, trademarks, trade names, and/or service names or marks of Micro Focus.

        1.11.    Software:    The Micro Focus products listed in Transaction Exhibit and all whole or partial copies of them. A Software consists of machine-readable instructions, its components, data, all Updates, and any documentation that accompanies such Software. Unless specified otherwise in Transaction Exhibit, the definition of Software is limited to the English Version thereof.

        1.12.    VAR License Agreement:    A software license agreement between VAR and End-User or ASP, containing substantially similar terms as the Micro Focus EULA attached to the Agreement, granting the End-User or ASP a license to use the Software.

        1.13.    VAR Product:    The offering listed in Transaction Exhibit that is sold with the Software and work together. The VAR Product must not provide substantially the same functionality as the Software or have as one of their purposes to build other applications that would compete with the Software and must on an objective basis, provide significant function or value to the End-User.

        1.14.    VAR Solution:    The combination of the VAR Product and the Software.

        1.15.    Territory:    The locations identified on Transaction Exhibit.

        1.16.    Update:    A new release or revision of the Software included as part of Micro Focus standard support that contains (i) maintenance release, corrections, minor enhancements, or improvements of the Software functionality or the addition of a service pack number; or (ii) new or improved functionality within the same Software.

        1.17.    Level 1 Service:    The service provided by VAR in response to the initial phone call by an End-User or ASP, which identifies and documents an error in the VAR Solution. This includes problem source identification assistance, problem analysis, problem resolution, installation support, and preventive and corrective service information.

        1.18.    Level 2 Service:    The service provided by VAR to analyze or repeat the error, or to determine that the error is not repeatable. This includes repeating the problem and in-depth technical analysis to determine if it is a Software or VAR Product error.

        1.19.    Level 3 Service:    The service provided by Micro Focus to VAR to isolate the error to a component level of the Software. An attempt is to be made to provide an error correction or circumvention or to provide notification that no correction or circumvention is available.

        1.20.    "Failover"    means the process by which the applications licensed for use on a production server are simultaneously installed and loaded into memory on another server (the "Failover Server") for the sole purpose of providing a backup system on the Failover Server should the production server become inoperable.

        1.21.    "Disaster Recovery"    means the process by which the applications licensed for use on a production server may be installed and operated on another server (the "Disaster Recovery Server") for the sole purpose of providing a backup system on the Disaster Recovery Server should the production server become inoperable.

2.    Licenses and Grants.

        2.1.    Appointment of VAR.    Subject to the terms and conditions of this Agreement, Micro Focus appoints VAR and VAR accepts appointment on a non-transferable (except as provided herein) non-exclusive basis to: (i) directly or indirectly sublicense Software to End Users under a perpetual sublicense, (ii) directly sublicense to an ASP under a term sublicense, for the purposes of such ASP providing outsourcing services, in an ASP Environment, to ASP Customers and (iii) directly provide outsourcing services in an ASP Environment, to ASP Customers..

        2.2.    Added Value.    In the exercise of VAR's rights under this Agreement, VAR will always market and resell the Software only in combination with substantial added value in the form of VAR Products or for use with VAR Products. VAR may not distribute Software as a stand-alone product.

        2.3.  Micro Focus warrants that the Software is owned by Micro Focus or a Micro Focus supplier, that Micro Focus has sufficient rights to grant the licenses here under and the Software is copyrighted and licensed, not sold. Each party keeps title to its Intellectual Property Rights in its materials.

        2.4.    Limitations.    The distribution rights granted hereunder shall be limited to the Territory, except that VAR shall be solely responsible at all times for strict compliance with all laws governing the exportation of the Software. Micro Focus reserves all rights not expressly granted to VAR in this Agreement. VAR shall not solicit nor accept orders from any prospective End-User for deployment nor deliver or tender (nor cause to be delivered or tendered) Software outside the Territory. VAR understands and agrees that a breach of the foregoing shall be a material breach of this Agreement and Micro Focus, notwithstanding any other provision of this Agreement, may immediately terminate this Agreement and may seek whatever damages and/or injunctive relief relating to the breach that it is entitled to under this Agreement.

        2.5.    Marks:    Micro Focus hereby grants to VAR a nonexclusive license to (i) indicate to the public that it can sell the Software alongside the VAR Product in promotional, advertising or other materials, and (ii) use the Marks in promotional, advertising or other materials in connection with its advertising and support of the Software. All representations of Marks that VAR intends to use shall first be submitted to Micro Focus for approval. If any advertisement or other marketing material used by VAR makes any statement as to the technical features or capabilities of the Software beyond the information provided to VAR by Micro Focus, VAR will first obtain the written approval of Micro Focus prior to publishing such advertisement or material. Micro Focus grants VAR the right to indicate to the public that it may distribute the Software with VAR Product, and to advertise such utilization under the Marks. All representations of Marks that VAR intends to use shall first be submitted to Micro Focus for approval

        2.6.  If VAR engages in license key management for Micro Focus, Micro Focus and VAR shall determine the license key management mechanism for the Software that they deem appropriate. Micro Focus shall use reasonable efforts to advise VAR in the event any changes in the license management mechanism for the Software that affects VAR's use of the Software.

        2.7.  VAR will independently establish prices for the VAR Solution and maintenance fees, however, VAR shall have the right to identify the Software as a separate product, line item or the like as part of any VAR pricelist, ordering document, etc; provided that such document makes clear that the Software is only available for sublicense for use with VAR Solution and not available for individual resale.

        2.8.  Micro Focus may remove specific releases related to the Programs from the Transaction Exhibit due to that release being withdrawn or decomissioned upon 1 year prior written notice to VAR. Such notice will also be available on Micro Focus's web site at: <http://www.microfocus.com/products/advisory/withdrawal.asp. VAR may continue to use and distribute the Programs as provided under this Agreement during such 1 year period. Unless otherwise provided for in the Strategic Support Services Exhibit, support may not be available for such Programs after they are removed from the Transaction Exhibit. Such removal shall not effect the license rights of End Users who had received the Programs before being removed from the Transaction Exhibit. Notwithstanding the foregoing, after the removal of a Program from the Transaction Exhibit, VAR shall continue to have the right to add additional licenses for End Users who had previously licensed the ISV Applications, provided that ISV does not ship further copies of the ISV Application to the End User and ISV makes royalty payments for the Programs as set forth under this Agreement at the royalty rates in effect immediately prior to being removed from Transaction Exhibit.

        2.9.    Reproduction License for Software.    At least thirty (30) days prior to general availability of a release of the Software, Micro Focus will deliver to VAR one (1) master copy ("Master CD") of such release of the Software for each platform then currently supported by Micro Focus. Subject to the terms of this Agreement, Micro Focus grants VAR a nonexclusive, nontransferable license to reproduce the Software during the term of the Transaction Exhibit.

        2.10.    License Key Management Process.    ***.

        2.11.    Failover or Disaster Recovery.    For Failover or Disaster Recovery purposes only, VAR may authorize End-User to use the Software and licensed from and provided by VAR (the "Backup Copies"), ***. The Backup Copies will (i) be installed on only one server, such server to be identified as a "Failover Server" or "Disaster Recovery Server", as the case may be, (ii) not be used concurrently with production or development copies of the Software, except for testing the Failover or Disaster Recovery servers, (iii) other than in the event the primary production system becomes unavailable, not be used for production purposes, for load-sharing or for testing purposes [other than as permitted in subsection (ii) above]; (iv) be subject to the Support provisions under the Agreement; and (v) with respect to the Micro Focus Compilers, such Backup Copies may be used to compile the applications or apply updates to the applications only during a Failover or Disaster Recovery event. Copies of the Micro Focus Software to be used for load-sharing or for testing purposes [other than as permitted in subsection (ii) above] must be purchased separately. The rights granted herein shall terminate automatically should End-User cease using the Backup Copies only for the purposes described herein. Upon such termination, End-User will (i) remove the Backup Copies from the Failover Server or the Disaster Recovery Server, as the case may be, within five (5) days of such termination; (ii) destroy the Backup Copies and related Documentation, and any copies thereof; and (iii) within ten (10) days of termination, certify to VAR in a writing, signed by an authorized signatory of End-User, that such action has been taken. Except as provided above, all other terms of the Agreement that govern the production copy(s) of the Micro Focus Software, shall also apply to the Backup Copy. As provided for in the Agreement, the End-User will be charged *** for each additional copy of the Software delivered to End-User.

***
Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

        3.    VAR Internal Use Licenses.    At any time VAR may license the Software for direct or indirect internal use in the United States or EMEA for training, development, testing, demonstration, and support of the Software under Micro Focus' then current prices as set out in the Strategic Support Services Exhibit and Micro Focus standard terms and conditions. In the event that VAR wishes to transfer any of these licenses outside of the United States or EMEA, VAR shall notify Micro Focus of such transfer and shall provide Micro Focus with the number of licenses and the locations of where such licenses shall be delivered. VAR shall have the right to allow access to these licenses from outside of the United States or EMEA. The term "access" shall mean accessing the Software located on VAR's own computers remotely through a network by means of a terminal server or similar methods. Access shall not include transferring, transmitting, or distributing a copy of the Software for installation at a location outside of the United States.

4.    Restrictions.

        4.1.  VAR may not reverse assemble, reverse compile, or otherwise translate the Software nor attempt to do so.

        4.2.  VAR may not modify or alter the Software, Marks, or the Intellectual Property Rights notices of Micro Focus and its suppliers, if any, appearing on the Software as delivered to VAR.

        4.3.  VAR may not distribute or sublicense the Software as a stand-alone product.

        4.4.  VAR shall not challenge or assist others to challenge Marks or the registration thereof, nor attempt to register trademarks, marks, or trade names confusingly similar to the Marks. Micro Focus shall not challenge or assist others to challenge Marks of VAR or the registration thereof, nor attempt to register trademarks, marks, or trade names confusingly similar to the Marks of VAR.

        4.5.  VAR will not market and resell the Software except for use or in combination with substantial added value in the form of VAR Solution.

        4.6.  VAR cannot purchase or hold products for inventory.

5.    Relationship.    Each party is an independent contractor. Neither party is, nor will claim to be, a legal representative, franchisee, agent, or employee of the other, except as specifically stated in this Agreement. Neither party will assume or create obligations for the other. Except as expressly set forth herein or after the prior written consent of the other, neither party hereto shall: (i) refer to itself as an authorized representative of the other party hereto in promotional, advertising, or other materials; (ii) use the Marks or any variations thereof in any of its promotional, advertising, or other materials; or (iii) release any public announcements referring to the other party or this Agreement.

6.    Obligations Of VAR.

        6.1.  VAR will make no representations, warranties or guarantees to End-Users with respect to Software's delivery, modifications, performance, or warranty that are inconsistent with the literature and other documentation provided by Micro Focus.

        6.2.  VAR will conduct business in a manner that reflects favorably at all times on the Software and the good name, goodwill, high quality image, credibility, and reputation of Micro Focus.

        6.3.  VAR will use its reasonable efforts to protect Micro Focus' Intellectual Property Rights in the Software and will report promptly to Micro Focus any infringement of such rights of which VAR becomes aware.

7.    Ordering and Payment.

        7.1.    Ordering:    VAR may order Products in accordance with the license key management process described in Section 2.9 above.

        7.2.    Payments for VAR Support of End Users and ASPs.    ***.

        7.3.    Software License Fees and Payment Terms.

          7.3.1. ***.

          7.3.2. ***.

          7.3.3. ***.

        7.4.    Defective Media.    Media shipped to VAR shall be deemed accepted by VAR unless notice of a defect is received within thirty (30) days of shipment by Micro Focus. In the event of discovery of defective media, VAR's sole remedy shall be replacement of such media.

        7.5.    Increases.    ***.

        7.6.    Taxes.    If any authority imposes a duty, tax, levy, or fee, excluding those based on Micro Focus' net income, upon the Software supplied by Micro Focus under this Agreement, then VAR agrees to pay that amount or supply exemption documentation.

        7.7.    Records And Audits.    For three (3) years after the termination or expiration of this Agreement, VAR will maintain relevant records to support payments made to Micro Focus and to show VAR has otherwise complied with the Agreement. Upon 10 days advanced written notice from Micro Focus, VAR will make such records available to Micro Focus or an independent auditor chosen and compensated by Micro Focus. Such audits will be conducted on VAR's premises, will not unreasonably impede the conduct of VAR's business, and will not occur more than once during each calendar year. The auditor will sign a confidentiality agreement with VAR and will only disclose to Micro Focus any amounts due and payable for the period examined. ***.

8.    Support.    VAR will provide Level 1 and Level 2 Service to End-Users. Micro Focus will provide Level 3 Service to VAR. Unless otherwise agreed to by the parties, Level 3 Service may not be available for withdrawn Software. VAR warrants that requests for Level 3 Service for and the provision of Updates to End-Users shall be only for those End Users for which VAR has paid Micro Focus for Support. Micro Focus will provide VAR one copy of each Software with Updates released by Micro Focus during the term of the Transaction Exhibit.

9.    Confidentiality.

        9.1.    Obligations.    Each party agrees that it will not disclose to any third party except as expressly permitted in this Agreement; and that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance. "Confidential Information" means business or technical information, including this Agreement, which reasonably appears to be proprietary or confidential in nature because of legends or other markings, the circumstances of disclosure, or the nature of the information itself.

        9.2.    Exceptions.    "Confidential Information" will not include information that:

          9.2.1. Is in or enters the public domain without breach of this Agreement;

          9.2.2. The receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation; or

          9.2.3. Is disclosed under operation of law; or is disclosed by recipient with discloser's prior written approval

          9.2.4. Which a party develops independently, which it can prove with written evidence.

        9.3.    Injunctive Relief.    Each party acknowledges that the Confidential Information of the other party contains trade secrets of the other party, the disclosure of which would cause substantial harm to Micro Focus that could not be remedied by the payment of damages alone. Accordingly, each party will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of this Section.

10.    Proprietary Rights.    Subject to the rights granted to VAR herein, all right, title, and interest in and to the Software, including code, sequence, logic, structure and screens, and documentation, and in and to any Updates, including concepts and technology inherent in the Software, are, and at all times shall remain, the sole and exclusive property of Micro Focus and its suppliers, if any, whether the Software are separate or combined with any other products, and are copyrighted and licensed, not sold. Micro Focus's rights under this subsection (a) will include, but not be limited to: (i) all copies of the Software, in whole and in part; (ii) all intellectual property rights in the Software; and (iii) all modifications to, and derivative works based upon, the Software. Nothing contained in this Agreement shall be construed directly or indirectly to assign or grant to VAR any right, title, or interest in or to trademarks, copyrights, patents, or trade secrets of Micro Focus, or any ownership rights in or to the Software. No rights to any Confidential Information of VAR are being granted to Micro Focus, under this Agreement, provided that Micro Focus may, solely for the purpose of providing Level 3 Support to VAR, internally use any Confidential Information of VAR disclosed to Micro Focus by VAR. No other use or disclosure is permitted.

11.    Warranty.    Micro Focus warrants for a period of ninety (90) days from initial delivery to VAR ("Warranty Period") of the Master Disk or the Internal Use copies, that Software delivered to VAR on the Master Disk or for Internal Use conforms in all material respects to the Documentation. As the sole and exclusive remedy for not meeting this warranty, Micro Focus shall repair or replace the Software free of charge. Micro Focus does not make any warranties regarding the Software to End-Users. Any warranty claims regarding the Software made by an End User under the VAR License

Agreement between VAR and that End-User will be treated through the Level 3 support provided in Section 8. MICRO FOCUS DOES NOT WARRANT TO VAR THAT THE SOFTWARE OR THE VAR SOLUTION WILL MEET THE REQUIREMENTS OF VAR, VAR'S DISTRIBUTORS, OR END-USERS. EXCEPT FOR THE EXPRESS WARRANTIES, IF ANY, MADE TO THE END USER OR ASP UNDER THIS AGREEMENT, MICRO FOCUS PROVIDES THE SOFTWARE TO VAR "AS IS" WITHOUT WARRANTY. MICRO FOCUS DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

12.    Indemnities.

        12.1. Subject to compliance with Section 12.3 VAR will assume all liability and defend, indemnify, and hold Micro Focus harmless for any liability due to any VAR representations, warranties, or guarantees made in excess of Section 6.1, and claims based upon the VAR Product, to the extent that any such claim does not involve the Software.

        12.2. Subject to compliance with section 12.3, if a third party claims that the Software as furnished by Micro Focus infringes the third party's Intellectual Property Rights under Canadian, U.S. or state law, or international copyright treaty or incorporates any misappropriated trade secrets, Micro Focus will indemnify VAR against that claim at Micro Focus' expense. If an infringement claim appears likely, or is made about the Software, VAR will let Micro Focus, a) modify or replace it, or b) procure for VAR the past right and the future right to exercise its license under this Agreement. If Micro Focus concludes that neither of these alternatives is available at reasonable expense, Micro Focus (i) may discontinue the Software by notice to VAR, whereupon VAR will cease further marketing and distribution of that Software and the Transaction Exhibit affected will be terminated, and (ii) reimburse VAR for fees previously paid to Micro Focus for the Software subject to the infringement claim based upon a three-year depreciation. Micro Focus will have no obligation to indemnify VAR for any claim based on 1) third-party code, including but not limited to, open source code, or 2) VAR or End-User's modification of the Software, or 3) the combination, operation, or use of the Software with any product, data, or apparatus that Micro Focus did not approve or certify. The foregoing are Micro Focus's sole and exclusive obligations and VAR's sole and exclusive remedies with respect to infringement or misappropriation of trade secrets.

        12.3. The indemnifying party will pay any settlement amounts it authorizes and all costs, damages, and attorneys' fees that a court finally awards if the other party a) promptly provides the indemnifying party with written notice of the claim, and b) allows the indemnifying party to control, and cooperates with it, at the indemnifying party's expense, in the defense of the claim and settlement negotiations, provided such settlement does not materially prejudice the indemnified party. The other party may participate in the proceedings at its option and expense.

13.    Limitations of Liability.

        13.1. Circumstances may arise where, because of a breach or other liability, one party may recover damages from the other. For all claims brought under this Agreement, regardless of the basis on which the claim is made (including fundamental breach, negligence, misrepresentation, or other contract or tort claim), each party will only be liable for 1) damages for bodily injury (including death) and damage to real property and tangible personal property, and 2) the amount of any other actual direct damages up to the greater of US $100,000 or the payments made to Micro Focus for the Software that is the subject of the claim. This Limitation of Liability shall not apply to any amounts due Micro Focus under this Agreement, any claim based on the Indemnification section, or any breach of either party's Intellectual Property Rights.

        13.2. Under this Agreement, neither party will be liable for any special, incidental, or indirect damages or for any economic consequential damages (including lost profits or savings), even if it has been advised of the possibility of such damages. Other than for indemnification for infringement, Micro Focus is not responsible for damages arising from or related to the use of the Software outside of the Territory.

        13.3. The parties have agreed that the limitations specified in this Section will survive and apply even if any limited remedy specified in this Agreement is found to have failed its essential purpose. This Section shall not apply if prohibited by law.

14.    Term and Termination.

        14.1. Except as otherwise set forth in Section 14.4.5, this Agreement and its license rights granted under it shall be for a period of 5 years. The parties may add additional Transaction Exhibit's as mutually agreed. Termination or expiration of the Agreement or any Transaction Exhibit does not affect previously granted paid-up licenses to End-Users and ASPs, paid-up internal use licenses or any licenses granted to VAR under any other agreements or as otherwise set forth in Section 14.4.5. Termination or expiration of the Agreement or any Transaction Exhibit does not affect paid-up licenses purchased by VAR for End-Users, ASPs and for internal use prior to the date of termination or any licenses granted to VAR under any other agreements.

        14.2. Either party may terminate this Agreement or a Transaction Exhibit on 30 days' written notice if (i) the other party fails to comply with a material term of this Agreement or a Transaction Exhibit, unless such failure is cured within the 30-day notice period; (ii) being unable to pay any and/or all of its debts as they become due, becoming insolvent, ceasing to pay any and/or all of its debts as they mature in the ordinary course of business, or making an assignment for the benefit of its creditors; or (iii) becoming the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within sixty (60) calendar days.

        14.3. Micro Focus may terminate this Agreement and any Transaction Exhibit immediately upon written notice if VAR markets Software on a stand-alone basis or if VAR violates Micro Focus's Intellectual Property Rights. If VAR markets Software on a stand-alone basis, VAR agrees to pay Micro Focus the difference between the price VAR paid Micro Focus for the Software and Micro Focus' list price for the Software. Micro Focus may have other remedies under the law and the Agreement.

        14.4. Other than as provided for in Section 14.4.5, upon termination or expiration,

          14.4.1. VAR must return all copies of the Software to Micro Focus and an officer of VAR will certify to Micro Focus in writing that VAR has done so. Termination or expiration of the Agreement or any Transaction Exhibit does not affect previously granted paid-up licenses to End-Users and ASPs, paid-up internal use licenses or any licenses granted to VAR under any other agreements or as otherwise set forth in Section 14.4.5.

          14.4.2. Under circumstance of VAR's breach of the Agreement, VAR shall pay Micro Focus all amounts owing or to become owing as a result of Software already sold by VAR on or before the date of such termination.

          14.4.3. Prior to expiration of any of the sublicense agreements between VAR and an ASP, Micro Focus will enter into good faith negotiation with VAR's ASPs to enter into an agreement through which the ASP may continue providing Software to existing ASP Customers at a rate comparable to the rate Micro Focus was charging VAR.

          14.4.4. Unless terminated due to a breach by VAR, Micro Focus will honor all orders hereunder received and confirmed prior to the termination or expiration of the Agreement.

          14.4.5. Micro Focus will permit VAR to retain such copies of the Software necessary to continue to provide maintenance and support for the Software to its End Users, ASPs and ASP

  Customers then under Support pursuant to Section 8 and continue to use copies of the Software, to the extent needed to provide such services. Upon expiration of such Support for an End User, ASP or ASP Customer, Micro Focus will offer maintenance and support for the Software directly to such End User, ASP or ASP Customer in accordance with Micro Focus's standard terms and conditions for such services.

        14.5.    No Damages for Termination.    Neither party will be liable to the other for damages of any kind on account of the expiration or termination in accordance with the terms and conditions of this Agreement.

        14.6.    Nonexclusive Remedy.    The exercise by either party of any remedy under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

        14.7.    Survival.    The rights and obligations of the parties contained in Sections 4, 6.3, 7.2, 7.3, 7.6, 7.7, 9, 10, 11, 12, 13, 15, and other sections that by their nature are intended to survive, will survive the termination or expiration of this Agreement.

15.    Compliance With Law.    Each party agrees to comply with all applicable laws, rules, and regulations, including all export laws and regulations of the United States and Territory, as such laws and regulations may exist from time to time in connection with its activities under this Agreement

16.    Governing Law.    Both parties will act in good faith to resolve disputes. This Agreement will be governed by and construed in accordance with the laws of Maryland without regard to any conflict of laws provisions. The "United Nations Convention on International Sale of Goods" and UCITA do not apply. The parties each waive their right to trial by jury. Each party will pay (without reimbursement) its own legal fees and expenses incurred in any dispute under this Agreement.

17.    Severability.    If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

18.    Assignment.    This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Except as permitted by this Section 18, neither party may assign the Agreement or transfer any rights or obligations under the Agreement without the other party's prior written consent, such consent to not be unreasonably withheld. Either party may, upon prompt written notice to the other party but without the other party's consent, assign all of assigning party's rights and obligations under this Agreement in connection with a merger, reorganization, sale or transfer of substantially all of the capital stock or assets of the assigning party or its applicable operating division provided that the assigning party's successor or transferee is not a developer and licensor of software that directly competes with the other party's Products or Software. Any assignment or transfer in violation of this Section 18 is void.

19.    Force Majeure.    Except for payments due under this Agreement, neither party will be responsible for any failure to perform due to causes beyond its reasonable control.

20.    Other.    This Agreement constitutes the entire agreement between the parties, and no representation, condition, understanding or agreement of any kind, oral or written, shall be binding upon the parties unless incorporated herein. This Agreement may not be modified or amended, nor will the rights of either party be deemed waived, except by an agreement in writing signed by authorized representatives of both parties. All notices under this Agreement shall be in writing and either delivered personally, sent by first class mail, or express courier to the address set forth on page 1 of this Agreement. In case of conflict between the terms of the Agreement and any Exhibits or attachments to this Agreement, the Agreement will prevail.

        By signing below for our companies, each of us agrees to the terms of this Agreement. Once signed, 1) both parties agree any reproduction of the Agreement made by reliable means (for example, photocopy or facsimile) is considered an original and 2) all Transaction Exhibits are subject to it.

VAR:	Lawson Software, Inc.	Micro Focus (US), Inc.
Signature:	/s/ DAVID KERCHER	Signature:	/s/ ROBERT E. JONES, III
Name:	David Kercher	Name:	Robert E. Jones, III
Title:	SVP Corporate Development	Title:	Senior Counsel & Secretary
Date:	3/16/04	Date:	3/16/04
Facsimile:

Transaction Exhibit

        This is a Transaction Exhibit under the Value Added Reseller Agreement between Micro Focus and Lawson Software, Inc. dated January 29, 2004 ("Agreement"). This Transaction Exhibit becomes effective when signed by both parties. In case of conflict, terms of the Transaction Exhibit will prevail over terms of the Agreement

Territory:    ***

Term:    The term of this Transaction Exhibit is set forth in Section 14.1 of the Agreement.

        The Software may only be offered by VAR for use in conjunction with the VAR Product.

Software and Fees

        Micro Focus agrees to honor existing pricing for a period of *** from the Effective Date of this Agreement for VAR End Users then currently in VAR's pipeline as of the effective date.

  United States and Canada (US DOLLARS)

  Conversion means the process whereby a new Software Product replaces the then current version of the Software.

  Every End User who uses the VAR Product must have a Micro Focus Application Server license. If an End User purchases a VAR enterprise license but chooses not to purchase a Micro Focus Enterprise License, they must purchase the number of Application Server licenses from Micro Focus for each user who will be accessing the VAR Solution. If the End User adds additional users who are accessing the VAR Solution, the End User must purchase the corresponding additional number of Application Server licenses.

*** Pricing

Perpetual License Software	License List Price(1)	Unit Maintenance(2)	Total Unit Price
Server Express	***	***	***
Application Server for Server Express (ten pack for concurrent user)	***	***	***
Net Express	***	***	***
Application Server for Net Express (ten pack for concurrent user)	***	***	***
Workbench (to be used for existing customer using Lawson 7.0 who are adding more developers)	***	***	***
Application Server for Workbench (ten pack for concurrent user, to be used for existing customer using Lawson 7.0 who are adding additional users)	***	***	***
Object COBOL Developer Suite (to be used for existing customers using Lawson 7.0 who are adding additional developers)	***	***	***
Application Server for Object COBOL Developer Suite (ten pack for concurrent user, to be used for existing customer using Lawson 7.0 who are adding additional users)	***	***	***
CPU Pricing—Licensing for CPU's allocated to Lawson's application. CPUs are licensed based on the number of CPUs licensed for use by the VAR Product
1st CPU	***	***	***
2nd CPU on the same machine	***	***	***
3rd CPU and each CPU in excess of three on the same machine	***	***	***
Conversion from Workbench to Net Express (maintenance is included)	***	***	***
Conversion from Object COBOL Developer Suite to Server Express (maintenance is included)	***	***	***

End User Platform changes—from one Unix platform to another or from windows platform to Unix platform. In no case would a refund, credit, or other concession be allowed to the end user for this change.			***

Replacement pricing—this would only be applicable if an End User would want to change from per concurrent user pricing to CPU based pricing. The dollar amount to be paid to Micro Focus would be the difference in what the new CPU pricing will be minus the current total unit price for the concurrent users. In no case would a refund, credit, or other concession be allowed to the end user for this conversion.

Pricing for ***

        Pricing outside of North America is computed *** listed above.

        ASP Pricing (all in US pricing)

Perpetual License Price	Annual Maint. Renewal	1-36 Term Contract (includes maint.)	37+ Months Term Contract (includes maint.)
Application Server for Server Express
***	***	***	***
Application Server for Net Express
***	***	***	***

*
Prices are for 10 concurrent users and the ten packs may not be broken up.

Product Conversions:

        Micro Focus will allow up to *** End Users representing *** users who are current on maintenance to convert from Application Server for Workbench to Application Server for Net Express and from Application Server for Object COBOL Developer Suite to Application Server to Server Express for *** Lawson is solely responsible for the delivery of these conversions to the end users from the Master CD provided under this agreement. Lawson intends to *** for these conversions for these customers beginning ***. At such time any End Users requesting a transfer from Workbench or Server Express will be ***.

Maintenance Renewals:

        *** Monthly Reports to be received no later than the 29th of the following month.

        License Fees Reports and Payments    Payments should be sent to Micro Focus Inc., Department 1294, Denver, CO 80291-1294.    Monthly Reports should be send via email and a faxed Purchase Order to Scott.Green@microfocus.com. Reports are due by the 29th of the following month.

        Ordering and Shipping:    VAR will ship product along with their application. CPU licenses with be shipped from Micro Focus to either Lawson directly or end user.

Discounts:

        *** applies to all products listed above.

Temporary Licenses

        End Users who want to test the VAR Solution before sublicensing may do so for a period of up to ***. End Users who are in the process of Conversion and need to run the older Software along with the new Software, may do so for a period of up to ***, provided such Customers have paid *** maintenance in advance for both the older and the new Software. If there is an exception it will be determined on a case-by-case basis.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly-authorized representatives as of the Effective Date.

VAR:	Lawson Software, Inc.	Micro Focus (US), Inc.
Signature:	/s/ DAVID KERCHER	Signature:	/s/ ROBERT E. JONES, III
Name:	David Kercher	Name:	Robert E. Jones, III
Title:	SVP Corporate Development	Title:	Senior Counsel & Secretary
Date:	3/16/04	Date:	3/16/04
Facsimile:

STRATEGIC SUPPORT SERVICES

        This Strategic Support Services Exhibit ("Exhibit") sets forth the terms and conditions applicable to the provision by Micro Focus of strategic maintenance and support services ("Strategic Support Services") for the Micro Focus products separately licensed to VAR by Micro Focus (the "Software") and for which VAR has paid the applicable fees. All software, documentation, and media provided to VAR under the terms and conditions of this Exhibit are also subject to the terms and conditions of the applicable Value Added Reseller Agreement (the "Agreement").

        Definitions.    For purposes of this Exhibit, the capitalized terms set forth below shall have the following meanings set out in Attachment 2.

1.
Term and Payment Schedule: Unless terminated earlier in accordance with the terms of this Exhibit, the term of the Strategic Support Services shall be from January 29, 2004 through January 29, 2008. Payments shall be due as follows:

1.1.
Year 1: For the Period beginning January 29,2004 and ending January 28, 2005, the Strategic Support Services Fees are ***. Payment Due Date Quarterly:

    ***

    ***

    ***

    ***

  1.2.
  Year 2: For the Period beginning January 29, 2005 and ending January 28, 2006, the Strategic Support Services Fees are ***. Payment Due Date: Quarterly

    ***

    ***

    ***

    ***

  1.3.
  Year 3: For the Period beginning January 29, 2006 and ending January 28, 2007, the Strategic Support Services Fees are ***. Payment Due Date: Quarterly

    ***

    ***

    ***

    ***

  1.4.
  Year 4: For the Period beginning January 29, 2007 and ending January 28, 2008, the Strategic Support Services Fees are ***. Payment Due Date: Quarterly

    ***

    ***

    ***

    ***

  1.5.
  Year 5: For the Period beginning January 29, 2008 and ending January 28, 2009, the Strategic Support Services Fees are ***. Payment Due Date: Quarterly

    ***

    ***

    ***

    ***

2.
Emergency Service Requests or ESR: An ESR is defined as the acceleration of the Resolution Target (as set forth in Section 5.3 below) of a confirmed Error or the escalation of a problem to a higher severity level.

2.1.
Number of ESR's Incidents included as part of the Strategic Support Services: *** per year. Unused ESR's may not be carried over from year to year.

2.2.
Cost of additional ESR's *** per Incident

3.
Software: The following Software and any future versions or releases thereof is covered by the Strategic Support Services Exhibit: *** for the following platforms pSeries AIX, Solaris, Sparc, HP PA-RISC, HP TRU-64, HP Itanium and Windows.

4.
Licenses/Maintenance:

  Licenses:    *** Internal Use Software term-licenses are granted to VAR for use during the Term pursuant to Section 3 of the Agreement and such term-licenses will receive Micro Focus's standard SupportLine maintenance and support ("SupportLine Services") during the Term as part of Strategic Support. The Strategic Support is based on an estimated amount of *** Internal Use licenses consisting of the products listed in Section 3 above.

5.
Benefits of Strategic Support Services: In addition to SupportLine services provided by Micro Focus on VAR's Internal Use Software, Strategic Support Services includes:

5.1.
Micro Focus Assigned Support Account Manager: Micro Focus shall designate one (1) assigned Support Account Manager to be the focal point for all escalations and updates. In addition, the Support Account Manager will be the primary contact for review and resolution of critical issues (such as data corruption, system failure, outages, etc.). If the parties identify a critical issue that needs specialized technical capabilities Micro Focus will provide access to senior development and support personnel via the Support Account Manager.

5.2.
Support Account Manager Telephone, E-Mail and Web access. Strategic Support Service allows VAR to have telephone access to the Micro Focus Support Account Manager during his/her normal working hours, (usually 8:00 AM - 5:00 PM) Monday through Friday, and to submit requests for assistance at any time using Telephone, Electronic Mail (E-Mail) or Web Problem Submission Form, thus enabling VAR to obtain advice and assistance with all aspects of using Software(s) on a 7x24 basis. Requests submitted to the Support Account Manager outside normal working hours will be handled on the next Micro Focus business day. Work on requests submitted through telephone or Web access will be started on the same calendar day.

  5.3.
  Timed Response and Resolution Times: Micro Focus will respond to Errors in accordance with the chart set out below:

SEVERITY	INITIAL CALL-BACK	RESPONSE PLAN	RESOLUTION TARGET
	Time required for VAR to receive an initial response from Micro Focus SupportLine after reporting an Error to Micro Focus	Time required for VAR to receive a response plan for resolution of a Confirmed Error. The Response Plan will define the expected Resolution Target for a fix or workaround, but in no event will it exceed the stated targets without the approval of VAR	Target time for creation of a fix or a workaround.
Severity 1 (High)	***	***	Avoidance Procedure will be provided within ***. Corrections will be provided within ***
Severity 2 (Medium)	***	***	Avoidance Procedure will be provided within ***. Corrections will be provided in the next update release of the product.
Severity 3 (Low)	***	***	Next full product Update or later if not able to provide fix using reasonable efforts
  •
  Severity 1—Critical, User loss of data, major failure with no workaround, a problem causing a critical impact on VAR's operation

  •
  Severity 2—Medium, immediate response is not required, but requires attention; major failure with workaround, minor failure with no workaround

  •
  Severity 3—Low, immediate response not required; Minor failure with a workaround, cosmetic flaw or minor irritant.

  5.3.1.
  Timeframes for Response Plan and Resolution Target are measured from the establishment of a Confirmed Error.

  5.3.2.
  Base for corrections. Any software correction made will be based on the then-current direct market version of the Software on this hardware environment. At Micro Focus' discretion, a fix may be supplied as discrete component changes or by means of a complete product refresh or any combination thereof. Components delivered may include corrections made for other known problems.

  5.4.
  Training on the Software, integration of the Software into VAR's application, and efficient usage of the Micro Focus Dedicated Account Manager and the Strategic Support Team. Micro Focus offers *** one training class per year, for three consecutive (3) days to VAR's engineers and support staff for the purposes of better understanding the use and support of Micro Focus's software. Additional training can be purchased by VAR in accordance with Micro Focus's then standard terms and conditions and at Micro Focus's ***, unless otherwise agreed by the parties, and VAR shall pay the *** in connection with any out-of-town training requested by VAR. In addition, Micro Focus agrees to provide *** the VAR with the required documentation for VAR to support VAR's End-User's on the Software.

  5.5.
  Availability of consulting services from Micro Focus providing VAR with the ability to call on Micro Focus technical staff to provide advice, assistance and expertise in the appropriate areas of the products with which they are familiar. Consulting services on the Software will be provided to VAR in accordance with Micro Focus's then standard terms and conditions and at Micro Focus's ***, unless otherwise agreed by the parties, and VAR shall pay the *** in connection with any out-of-town consulting services requested by Licensee.

  5.6.
  Integration support of selected third party products. Micro Focus's Support Account Manager will provide VAR with a list of third-party products for which assistance is available.

  5.7.
  Integration assistance with Software; Software usage assistance ("How-To" support); Assistance

  5.8.
  Emergency Service: VAR may request an ESR by sending in a signed copy of Attachment 1 to the Exhibit. Emergency Service Requests, once acknowledged by Micro Focus, may be cancelled, however, VAR shall remain liable for the ESR fee. Only one (1) Emergency Service Request may be active at any one time during the term of Strategic Support Service. Additional ESR requests may be opened subject to additional payment of Strategic Support Service fees, to be mutually agreed upon. In such cases, Micro Focus and VAR will agree suitably coordinated dates for the delivery of the Correction, which may extend the delivery periods. Suspected Errors and enhancement requests may not be handled by this service. Emergency Service Requests (ESR) may not be requested by VAR for any situation other than a Confirmed Error.

  5.9.
  Updates. VAR shall receive one (1) Update of the Software in CD format for the applicable Software, should such an Update be made generally available for the Software. Strategic Support Services are limited to the current version and current version minus 1. Updates for most products can be downloaded electronically for VAR's immediate use.

  5.10.
  Access to database searches of known problems via the Micro Focus Web site. ("Knowledgebase base")

  5.11.
  Internet or telephone reporting of problems with the Software.

6.
PROCEDURES

6.1.
ERROR REPORTING: UPON DISCOVERY OF AN ERROR, VAR MAY CONTACT THE MICRO FOCUS SUPPORTLINE HELP DESK, AS IT WOULD DO UNDER SUPPORTLINE SERVICES, OR MAY CONTACT THEIR SUPPORT ACCOUNT MANAGER. IN EITHER CASE, VAR SHALL PROVIDE THE FOLLOWING INFORMATION:

6.1.1.
Serial number (of Software if initial contact) or incident number (if subsequent call to a Reported Error). A new incident number will be assigned at the time the incident is reported and provided to the VAR for future related calls/inquiries

6.1.2.
VAR information, as needed (name, organization, location, phone number, fax, email)

6.1.3.
Full product name and version number of Software

6.1.4.
Any third party or other environmental information necessary to understand the problem

6.1.5.
Description of the problem and steps necessary to recreate the problem, including sample programs, files, etc as necessary.

  6.2.
  Upon receipt of an Error report, sufficient information and a minimal length COBOL source code program that demonstrates the Reported Error, Micro Focus will use reasonable efforts to reproduce the Reported Error on the Reference Environment within in a commercially reasonable timeframe. Upon becoming a confirmed Error, Micro Focus will use commercially reasonable efforts to address the Error in accordance with Section 11.

  6.3.
  The Micro Focus Support Account Manager and VAR Technical Liaison Coordinator will use reasonable efforts to properly and promptly categorize the appropriate Severity level for each Confirmed Error. Micro Focus will use reasonable efforts to provide resolution in accordance with Section 5.3. Should the situation arise where, for technical reasons, an Avoidance Procedure/Correction cannot be found, then Micro Focus will notify VAR of this fact within the time scales noted below. Micro Focus will work with VAR to agree on the course of action to be taken. Provided that Micro Focus can demonstrate to VAR a valid reason why no Avoidance Procedure/Correction is available, then any inability of Micro Focus to provide an Avoidance Procedure/Correction shall not be regarded as a breach of the terms of the License or this Exhibit.

  6.4.
  Micro Focus will provide strategic Support Services to VAR via the Micro Focus Support Account Manager located at Micro Focus's SupportLine facilities in the United States and Canada. Direct liaison between VAR's organization in other countries and Micro Focus's Strategic Support Service centers can be obtained under separate agreements with the appropriate Micro Focus office.

  6.5.
  Performance under this Exhibit will be provided by Micro Focus and will be performed by qualified, competent personnel in a professional manner. Micro Focus will provide the Strategic Support Service on a diligent effort basis solely for the Software on the specific Reference Environment subject to the terms and conditions of this Exhibit.

  6.6.
  Reference Environment Assistance: When Suspected Errors are reported and they cannot be reproduced in the Reference Environment(s) and appear to be an operating system defect, Micro Focus will report the defect to the manufacturer of that operating system. In these situations, the operating system vendor will need to correct the issue.

7.
VAR Obligations:

7.1.
Technical Liaisons. VAR shall appoint two Technical Liaison members to coordinate the receipt and delivery of all Strategic Support Services information and elements such as Avoidance Procedures and Updates. The Technical Liaisons will use diligent efforts to channel all communications with Micro Focus regarding Strategic Support Service through themselves. The Technical Liaisons will be responsible for preparation, delivery and receipt of all Reported Product Issues. VAR may designate backups for each of the designated technical liaisons.

7.2.
Strategic Support Services will be provided to VAR only directly through its Technical Liaison and not to VAR's customers.

7.3.
VAR agrees to nominate one of the two Technical Liaisons provided for above as VAR's "Technical Liaisons Coordinator" who shall be responsible for prioritizing all activity. VAR agrees that Maintenance/Emergency releases and Updates will be delivered to VAR Technical Liaison Coordinator, to be distributed, as appropriate within VAR's organization and/or VAR's customer base.

7.4.
VAR agrees that at least one of its Technical Liaisons will be available during the same working hours as the Micro Focus Support Account Manager assigned to them by Micro Focus to assist in resolving any Errors. Access to the Micro Focus Account Managers will be limited to their normal business hours and that all requests outside these business hours will be addressed the following business day. However, nothing in this paragraph precludes VAR from using Micro Focus standard support service, which operates 24x7x365.

  7.5.
  VAR will be able to change the Technical Liaisons or the Technical Liaisons Coordinator by notifying Micro Focus in writing of such change. VAR agrees to notify Micro Focus promptly of any changes to these appointments.

  7.6.
  VAR technical Liaisons are responsible for liaison with VAR's internal and external VARs and for maintaining all other software and hardware which interface with the Software(s).

  7.7.
  VAR agrees to report Suspected Errors on the Software to the Micro Focus Support Account Manager. The Error report should be accompanied by the as much information as VAR is capable to describe the Suspected Error and if possible, by the minimum length COBOL source code sufficient to reproduce the Error on the Reference Environment. Failure to use the telephone or web services may cause a delay in responding to requests for investigations for the cause of such reported Suspected Errors and Avoidance Procedures. The parties agree to work together to try and isolate the cause and limit the occurrences of such Suspected Errors.

  7.8.
  In the event that Micro Focus is unable to take a Reported Error and reproduce it at which point it becomes a Confirmed Error, for diagnostic purposes only, VAR shall provide Micro Focus with direct access to VAR's system on which the Error has occurred for the purposes of remote diagnostic efforts to determine the cause of the Error. The parties will ensure that adequate non-disclosure agreements are in place to protect the intellectual property of both parties. Such remote access shall be through services such as WebEx, Placeware, and other services which allow access to receiving systems through secure connections through the Internet.

  7.9.
  VAR may provide Micro Focus requests for enhancement to Software. Micro Focus shall respond to these requests after an internal development and engineering review. Such response shall be in a timely manner and Micro Focus is in no way obligated to include these enhancements as part of this Exhibit.

  7.10.
  VAR agrees that the licenses granted VAR and the use limitations set forth in the License are equally applicable to all Updates furnished under this Exhibit.

8.
Items Not Covered By This Exhibit: The following are excluded from the Support Services:

a)
Altered or modified Software unless altered or modified pursuant to the Agreement;

b)
Any combination of Software and other software not covered by the Agreement;

c)
Except as otherwise provided in the Agreement, A release or version of Software for which Micro Focus has discontinued maintenance services;

d)
Except as otherwise provided in the Agreement, A product release or version that has been withdrawn by Micro Focus from the market or is otherwise not generally available;

e)
Defects caused by VAR's negligence, fault, or resulting from hardware malfunction or malfunction of software not covered by this Exhibit;

f)
Defects that do not significantly impair or affect the operation of the Software;

g)
Software used on a computer or operating system not authorized by Micro Focus;

h)
Other Software sold separately by Micro Focus; and

i)
Charges associated with VAR's accessing the Internet.

9.
Withdrawal/Discontinuance. Micro Focus reserves the right to withdraw Strategic Support Services for those Software(s) and associated Documentation which have been generally discontinued by Micro Focus for a period exceeding twelve (12) months. VAR will be provided with at least twelve months notice prior to the withdrawal of Strategic Support Services.

10.
Services. Both Micro Focus and VAR recognize that the service commitments in this Exhibit are standards which each will take commercially reasonable efforts to meet. VAR specifically acknowledges that Micro Focus might not be providing all services directly.

11.
Service Level Failure: Failure to meet the extended service and support commitments will be governed by the following section:

11.1.
Upon agreement that a Party failed to meet the extended service and support commitments herein, the failing Party shall take documented corrective action to remedy the problem and have 10 days to report the cause of the deficiency and the corrective actions being taken or completed. For repeated failures, the failing Party shall escalate to the appropriate senior executive of the failing party and such appropriate senior executive shall report the cause of the deficiency and the corrective actions being taken or completed.

11.2.
If the procedure set out herein does not resolve the problems to the good faith satisfaction of a party, the injured party may terminate the Exhibit upon 60 days written notice and Micro Focus will refund Strategic Services fees paid in advance for the terminated portion of the Exhibit on a pro rata basis. This remedy does not exclude other remedies that may be available to a Party under the Agreement.

11.3.
Failure of either party to meet the extended service and support commitments will not lead to a party defaulting on any other contract or underlying agreement.

11.4.
Remedy. If Micro Focus fails to fulfill its obligations under this Exhibit, VAR may immediately terminate the Strategic Support Services for the affected Software. ***. This remedy does not exclude other remedies that may be available to VAR under the Agreement.

12.
This Exhibit shall be null and void if VAR is in violation of the license grant set forth in the Agreement or if the non-conformance is due to: (a) Service failures due to defects, power problems, environmental problems or any cause other than the Software itself; (b) unauthorized modification of the Software by VAR; (c) misuse, errors or negligence of VAR, its employees or its agents in operating the Software or any exclusion under Section 7 of Attachment 3; provided that VAR has not cured the violation or non-conformance within 60 days of its receipt of notice of the violation or non-conformance from Micro Focus.

ATTACHMENT 1
TO EXHIBIT D
EMERGENCY SERVICE REQUEST (ESR)

Fax To: TBD upon assignment of Micro Focus Technical Liaison

From:

Date:

To: Micro Focus Technical Liaison

        VAR hereby requests Micro Focus the following problem which has been previously acknowledged by Micro Focus as a Confirmed Error.

        VAR understands that the delivery period for the Emergency Update will be within the agreed upon timeframe from the receipt and acknowledgment of this notification by Micro Focus.

        VAR understands that the cost of Micro Focus provision of' this service will be as detailed in the Exhibit and that VAR will be invoiced, if applicable, upon delivery of the Emergency Update. VAR also understands that invoice must be paid within thirty (30) days of receipt of the Emergency Update.

        The agreed upon timeframe for the ESR:

        VAR's Purchase Order Number for this request (if appropriate), is

VAR:
Signed:

Name:

Title:

Acknowledged by Micro Focus:
Signed:

Name:

Title:

Attachment 2 to Strategic Support Services Exhibit

Definitions

        For purposes of the Exhibit, the capitalized terms set forth below shall have the following meanings:

  a)
  "Avoidance Procedure" means to publish or otherwise distribute instructions that allow an Error to be avoided. Avoidance Procedures may include, but are not limited to, alternative COBOL syntax or alteration of compilation or execution steps.

  b)
  "Confirmed Error" means a deviation between the Software(s) and the Documentation furnished for it by Micro Focus, which is demonstrable, and accompanied by the minimum length of code which recreates the deviation, on the Reference Environment(s) and reported by VAR to Micro Focus in sufficient detail for Micro Focus to reproduce the Reported Error on the Reference Environment(s) on Micro Focus premises and Micro Focus has reproduced the Reported Error.

  c)
  "Defects" means either (i) defects in the distribution media or (ii) material differences between the use of the Maintained Software and the specifications of the Maintained Software as provided in the applicable end-user documentation.

  d)
  "Corrections" means Fixes, workarounds, bug fixes, support releases, FixPacks, Service packs, and AddPacks, component replacements, patches and/or documentation changes to the Maintained Software or avoidance procedure, as Micro Focus deems appropriate.

  e)
  "Documentation Update" means a re-issue of part or all of the Documentation associated with Software(s) performed hereunder.

  f)
  "Error" means either a "Confirmed Error," "Suspected Error," and "Reported Error."

  g)
  "Internal Use Software" means the Micro Focus products licensed by Micro Focus to VAR for its internal development efforts and listed in Section 3 of the Exhibit.

  h)
  "Maintenance Release" means any Update provided by Micro Focus to VAR under this Exhibit.

  i)
  "Platform" means a hardware chipset and operating system combination including where OS does not fulfill the requirements in (iii) of the definition of Update.

  j)
  Reference Environment" means for the Software, the specific hardware and system software approved by Micro Focus. All errors must be demonstrable on the Reference Environment and the Strategic Support Services will be provided for the Reference Environment(s) only.

  k)
  "Reported Error" is a deviation between the Software(s) and the Documentation furnished for it by Micro Focus, is reported to VAR by one of VAR's Technical Liaisons in as much detail as VAR is capable, and has been recreated or reproduced by VAR on a Reference Environment system at VAR's support location BUT not on the Reference Environment(s) on Micro Focus premises.

  l)
  "Reported Product Issue report (RPI)" means the document to be used by VAR to report Errors in any Software. Any form or format that includes exactly the same information is acceptable for this purpose.

  m)
  "Suspected Error" is a deviation between the Software(s) and the Documentation furnished for it by Micro Focus, is reported to VAR by one of VAR's Technical Liaisons in as much detail as VAR is capable, and has not been recreated or reproduced by VAR on a Reference Environment system at VAR's support location nor on the Reference Environment(s) on

    Micro Focus premises. The term "Error" means a deviation between the Software(s) and the Documentation furnished for it by Micro Focus, which is demonstrable on the Reference Environment(s) and reported to Micro Focus on a Micro Focus Reported Product Issue report (RPI) in sufficient detail for Micro Focus to reproduce the Error on the Reference Environment(s) on Micro Focus premises and accompanied by the minimum length of code which recreates the deviation.

  n)
  "Service Commencement Date" means the date on which the Support Services to VAR begin.

  o)
  "Technical Liaison" means an individual to whom VAR designates the responsibility of interfacing with the Micro Focus's representative (the "Micro Focus Account Manager") assigned to VAR for a maintained Reference Environment.

  p)
  "To correct" means to publish or otherwise distribute Updates and/or Documentation Updates to bring Software(s) and its Documentation into conformance.

  q)
  "Un-Reproduced Problem Report" means a problem reported to VAR by one of VAR's partners that has not been recreated or reproduced by VAR on a Reference Environment system at VAR's support location.

  r)
  "Update" means a revision of software that contains (i) maintenance release, Corrections, minor enhancements, or improvements of the software functionality usually designated by a change in the number to the right of a decimal point (e.g., from Version 5.3 to 5.4 or 2.0.10 to 2.0.11) or the addition of a service pack number (e.g., Net Express V3.1 SP1); (ii) new or improved functionality within the same product line usually designated by a change in the number to the left of the decimal point (e.g., from Version 5.4 to 6) or (iii) to support an operating system change by VAR where the operating system vendor continues to supports the requirements of the Micro Focus Software and provides binary compatibility (E.g. Windows 95 to Windows 98). In this case the Update may not take advantage of, or allow access to, any new features introduced by the later operating system. Updates are always on the same Platform as the original Maintained Software, except as defined in item (iii). A Correction can be fixes, workarounds, support releases, fixpacks, service packs, and addpacks, component replacements, patches, and/or documentation changes to the Maintained Software, as Micro Focus deems appropriate.

QuickLinks

  Exhibit 10.6
VALUE ADDED RESELLER AGREEMENT